UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 25, 2009
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement
On October 11, 2008, Micron Technology, Inc. (“Micron”) and Micron Semiconductor, B.V. (“MNL”), a wholly-owned subsidiary of Micron, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qimonda AG (“Qimonda”) and Qimonda Holding B.V. (collectively with Qimonda, the “Sellers”), pursuant to which, among other things, in two separate closings MNL agreed to purchase 1,184,088,059 shares of common stock of Inotera Memories, Inc. (“Inotera”) held by the Sellers (the “Share Purchase Transactions”).

In connection with the second closing of the Share Purchase Transactions, on November 26, 2008, Micron and MNL entered into a loan agreement with Nan Ya Plastics Corporation (“NPC”) pursuant to which NPC made a loan to MNL (the “NPC Loan”) in the principal amount of $200 million, maturing November 26, 2009  (the “NPC Loan Agreement”).  The proceeds of the NPC Loan were used to pay the purchase price for certain of the shares of common stock of Inotera under the Purchase Agreement.  Pursuant to the NPC Loan Agreement, Micron guaranteed the NPC Loan.  The NPC Loan bears interest at 3-month LIBOR plus 2% and is secured by a pledge of the shares of common stock of Inotera held by MNL and by Micron Technology Asia Pacific, Inc. (“MTT”).

On November 25, 2009, MNL entered into a loan agreement with Mai Liao Power Corporation, an affiliate of NPC and NTC (“Mai Liao”), in the principal amount of $200 million (the “Mai Liao Loan”) on essentially the same terms of the NPC Loan (the “Mai Liao Loan Agreement”), the proceeds of which were used to repay the NPC Loan.  The Mai Liao Loan matures on November 24, 2010.  Pursuant to the Mai Liao Loan Agreement, Micron guaranteed the Mai Liao Loan.  The Mai Liao Loan bears interest at 3-month LIBOR plus 2% and is secured by a pledge of the shares of common stock of Inotera held by MNL and MTT.

The Mai Liao Loan Agreement contains customary affirmative covenants including further assurances, compliance with laws, payment of taxes, maintenance of insurance and properties and notice of defaults or events of default.  The events of default under the Mai Liao Loan Agreement include the failure to pay principal, interest or other amounts due under the Mai Liao Loan Agreement and related pledge agreement beyond specified grace periods, the failure to perform material obligations or covenants under the Mai Liao Loan Agreement and related pledge agreement beyond a specified grace period, and bankruptcy and insolvency events with respect to Micron or MNL.

 The foregoing description of the Mai Liao Loan Agreement is only a summary and does not purport to be complete.  The summary is qualified in its entirety by reference to the actual agreement, which is included as an exhibit to this current report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Loan Agreement dated as of November 25, 2009, by and among Micron Semiconductor B.V., Micron Technology, Inc., and Mai Liao Power Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 27, 2009	By:	/s/ D. Mark Durcan
		Name:	D. Mark Durcan
		Title:	President and Chief Operating Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 25, 2009

Exhibit	Description

10.1	Loan Agreement dated as of November 25, 2009, by and among Micron Semiconductor B.V., Micron Technology, Inc., and Mai Liao Power Corporation.